UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):  June 16, 2011

DEYU AGRICULTURE CORP.
(Exact name of registrant as specified in Charter)

Nevada	333-160476	80-0329825
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Room 808, Tower A,
Century Centre, 8 North Star Road
Beijing, People’s Republic of China
(Address of Principal Executive Offices)

(626) 242-5292
86-13828824414
(Issuer Telephone number)

N/A
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

On June 16, 2011, Deyuagri (Tianjin) Co., Ltd. (“Deyuagri”) entered into a Cooperation Agreement (the “Agreement”) with the Administrative Committee of Sino-Singapore Tianjin Eco-city (the “Agency”), the representative organization of the Tianjin Municipal Government. Deyuagri exists as a newly formed subsidiary of Deyufarm Innovation Food (Beijing) Co., Ltd., a Chinese-foreign joint venture (“Deyufarm”), which is controlled by Deyu Agriculture Corp., a Nevada corporation (the “Registrant”).  The Registrant controls Deyufarm pursuant to agreements between the Registrant’s subsidiary, Detian Yu Biotechnology (Beijing) Co., Ltd., and two variable interest entities, Beijing Jundaqianyuan Investment Management Co., Ltd. and Jinzhong Longyue Investment Consultancy Services Co., Ltd. The Agreement provides for a cooperative relationship between Deyuagri and the Agency regarding Deyuagri’s establishment of its operations in Tianin’s Eco-city, particularly with respect to certain tax arrangements. A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and the information therein is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits:

EXHIBIT NO.	DESCRIPTION	LOCATION
10.1	Cooperation Agreement, by and between the Administration Committee of Sino-Singapore Tianjin Eco-city and Deyuagri (Tianjin) Co., Ltd., dated June 16, 2011 (English translated and Chinese versions)	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DEYU AGRICULTURE CORP.

Date: June 21, 2011	By:	/s/ Charlie Lin
Charlie Lin
Chief Financial Officer